Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND LIMITED CONSENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT AND LIMITED CONSENT (this “Amendment”) dated as of April 16, 2009, is made among CARDINAL HEALTH, INC., an Ohio corporation (the “Company”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement referenced below) (in such capacity, the “Administrative Agent”), and each of the Lenders signatory hereto. Each capitalized term used and not otherwise defined in this Amendment has the definition specified in the Credit Agreement described below.

RECITALS:

A. The Company, the Administrative Agent, and the Lenders have entered into that certain Credit Agreement dated as of January 24, 2007 (the “Credit Agreement”), pursuant to which the Lenders have made available to the Company a revolving credit facility.

B. The Company has advised the Administrative Agent and the Lenders that it plans to (i) cause CareFusion Corporation, a wholly-owned Subsidiary of the Company and one or more of the Company’s other Subsidiaries (CareFusion Corporation and such other Subsidiary(ies), collectively, the “Spin Entity”) to borrow up to $2.0 billion in the aggregate of certain Indebtedness the proceeds of which (after deducting expenses) will be used to pay one or more special dividends to the Company (collectively, the “Special Dividend”) and (ii) after the payment of such Special Dividend, consummate a separation of the Spin Entity (the “Spin-off”) from the Company, which Spin-off will be achieved through a distribution of at least a majority of the outstanding equity interests in the Spin Entity to the existing shareholders of the Company (together with the Special Dividend, collectively, the “Transaction”).

C. The Company has requested that the Administrative Agent and the Lenders consent to certain Indebtedness of the Spin Entity or any of the Company’s other Subsidiaries incurred in connection with the Transaction.

D. The Company has also advised the Administrative Agent and the Lenders that it desires to amend certain provisions of the Credit Agreement as set forth below.

E. The Administrative Agent and the Lenders are willing to so consent to such Indebtedness and to so amend the Credit Agreement on the terms and conditions contained in this Amendment.

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Company made herein, the Credit Agreement is amended as follows:

(a)	The definition of “Base Rate” in Section 1.1 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus  1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “Prime Rate” and (c) to the extent available, the Floor Eurocurrency Rate plus 1%.

For purposes of this definition of “Base Rate” only, the term “Floor Eurocurrency Rate” shall mean a rate per annum equal to (i) British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time on the date of determination (provided that if such day is not a Business Day (as defined with respect to Eurocurrency Loans denominated in Dollars), the next preceding Business Day) for Dollar deposits being delivered in the London interbank market for a term of one month commencing on such day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Floating Rate Loan or Floating Rate Advance being made or maintained by Bank of America and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London or other offshore interbank market at their request at the date and time of determination. For purposes of this definition of “Base Rate”, the Floor Eurocurrency Rate shall be determined daily and any change shall take effect on the day of such change.

(b)	The existing Schedule 4 to the Credit Agreement is amended and restated in its entirety in the form set forth in Exhibit A attached hereto.

(c)	Section 1.1 of the Credit Agreement is amended to add the following defined terms thereto in appropriate alphabetical order:

“Bridge Indebtedness” means Indebtedness incurred by CareFusion Corporation and/or any other Subsidiary(ies) of the Company in an aggregate amount not in excess of $2,000,000,000 the proceeds of which (after deducting expenses) are required by the terms thereof to be used solely to pay one or more special dividends to the Company; provided that (i) neither the Company nor any of its Subsidiaries (not including CareFusion and its Subsidiaries) shall guarantee such Indebtedness after the consummation of the Spin-off or have any other liability with respect thereto and (ii) such Indebtedness shall be unsecured until after consummation of the Spin-off.

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such

Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable (current and deferred) by the Company and its Subsidiaries for such period; (iii) depreciation and amortization expense for such period; (iv) non-cash share-based compensation expense for such period; (v) impairment charges, losses on sales of assets and acquired in-process research and development charges for such period, to the extent each is non-cash and non-recurring; (vi) non-recurring transaction costs incurred in connection with the Spin-off and (vii) other non-recurring expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax benefit (current and deferred) of the Company and its Subsidiaries for such period; (ii) non-cash gains on sales of assets for such period and (iii) all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Capitalized Lease Obligations, (f) without duplication, all Contingent Obligations with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.

“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with Agreement Accounting Principles, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under Capitalized Leases that is treated as interest in accordance with Agreement Accounting Principles.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness as of such date plus (ii) Securitization Obligations as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis and in accordance with Agreement Accounting Principles, the net income of the Company and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Securitization Obligations” means, as of any date of determination, the outstanding principal amount of all obligations evidenced by bonds, notes or similar instruments by any issuing entity established by or related to the Company or any of its Subsidiaries in connection with any account receivables sale or securitization transaction entered into by the Company or any of its Subsidiaries (including, without limitation, the receivables securitization program through that certain Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2008, among Cardinal Health Funding, LLC, Griffin Capital, LLC, each entity signatory thereto as a conduit, each entity signatory thereto as a financial institution, each entity signatory thereto as a managing agent and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as the Agent).

“Special Dividend” means one or more special dividends, in an aggregate amount of not less than $1,000,000,000, paid to the Company by the Spin-Entity prior to the consummation of the Spin-off.

“Spin Entity” means CareFusion Corporation, a wholly-owned Subsidiary of the Company, together with any other Subsidiary(ies) of the Company that incurs Bridge Indebtedness.

“Spin-off” means the separation of the Spin Entity from the Company, which separation will be achieved by a distribution of at least a majority of the outstanding equity interests in CareFusion Corporation to the existing shareholders of the Company and 100% of the equity interests of any other entity that incurs Bridge Indebtedness being owned, directly or indirectly, by CareFusion Corporation at the time of such separation.

“Spin-off Date” means the date on which the Company consummates the Spin-off.

(d)	Section 6.12 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

6.12 Financial Covenants.

(a) Consolidated Interest Coverage Ratio. The Company shall not permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 4.00 to 1.00.

(b) Consolidated Leverage Ratio. The Company shall not permit the Consolidated Leverage Ratio at any time to be greater than 3.25 to 1.00.

Notwithstanding anything in this Agreement to the contrary, for all measurement periods including the Spin-Off Date through the end of the fourth fiscal quarter period ending thereafter, the Consolidated Interest Coverage Ratio and the Consolidated Leverage Ratio shall be calculated eliminating the results of the Spin Entity and its Subsidiaries and giving retroactive pro forma effect to (i) the Transaction and (ii) any debt repurchases or retirements to be consummated with the proceeds of the Special Dividend, but only to the extent that such debt repurchases or retirements actually occur within ninety (90) days after the Spin-off Date.

(e)	Article VI of the Credit Agreement is amended by inserting the following at the end thereof:

6.13 Further Assurances. Promptly after the same are available (but in any event on or before the Spin-off Date), the Company shall furnish, or shall have furnished, to the Administrative Agent, with sufficient copies for the Lenders: (a) resolutions of the Board of Directors of the Company authorizing the Spin-off as certified by the Secretary or Assistant Secretary of the Company; (b) evidence as to the consummation of the Spin-off, such evidence to be in form and substance reasonably satisfactory to the Administrative Agent and the Company and (c) upon the request of the Administrative Agent, such further instruments, documents and certificates with respect to the Spin-off that may be necessary or advisable in the reasonable opinion of the Administrative Agent in order for the Lenders to comply with all applicable regulatory requirements.

(f)	Section 7.3 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

7.3 The breach by the Company of Section 6.3, 6.12 or 6.13.

(g)	Section 7.5 of the Credit Agreement is amended by replacing each reference to “$100 million” therein with “$50 million”.

(h)	Section 7.9 of the Credit Agreement is amended by replacing the reference to “$100 million” therein with “$50 million”.

(i)	Section 7.10 of the Credit Agreement is amended by replacing each reference to “$100 million” therein with “$50 million”.

(j)	The existing Exhibit B to the Credit Agreement is deleted in its entirety and Exhibit B attached hereto is inserted in lieu thereof.

2.	Limited Consent. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Company made herein, the Administrative Agent and each of the Lenders signatory hereto hereby consent to the incurrence of the Bridge Indebtedness to finance the funding of the Special Dividend. The Company acknowledges that the consent set forth herein is temporary in nature and that, if the Transaction is not consummated on or before March 31, 2010, the Administrative Agent and the Lenders may freely exercise all available rights and remedies, whether under the Loan Documents or otherwise, arising from any Default or Unmatured Default caused by such Bridge Indebtedness (including, without limitation, any Default caused by non-compliance with Section 6.10(l) of the Credit Agreement); provided, however, that if any such Bridge Indebtedness is outstanding at the time the Company determines not to consummate the Transaction, no Default or Unmatured Default shall be deemed to have occurred solely by reason of the existence of such Bridge Indebtedness if at the time of such determination the Company repays or retires such Indebtedness and terminates any related commitment of lenders to extend such Indebtedness and at the time of such repayment or retirement, such Indebtedness has not been outstanding for more than ninety (90) days from the date of incurrence thereof.

3.	Effectiveness of Sections 1(a), 1(b) and 2; Conditions Precedent. The parties hereto agree that the amendments set forth in Section 1(a) and 1(b) above and the consent set forth in Section 2 above shall not be effective until the satisfaction of each of the following conditions precedent:

(a)	The Administrative Agent shall have received each of the following documents or instruments in form and substance acceptable to the Administrative Agent:

(i)	one or more counterparts of this Amendment, duly executed by the Company and the Required Lenders;

(ii)	ratings announcements from each of S&P and Moody’s evidencing an issuer rating (from Moody’s) and corporate credit rating (from S&P), after giving pro forma effect to the Transaction, for the Company, of BBB- or better, in the case of S&P, and Baa3 or better, in the case of Moody’s;

(iii)

(A) a consolidating balance sheet of the Company and its Subsidiaries as at June 30, 2008 and related consolidating profit and loss statements, and statement of cash flows for the fiscal year ending June 30, 2008 (in each case eliminating the results of the Spin Entity and its Subsidiaries and giving pro forma effect to the Transaction and any debt repurchases or retirements to be consummated using proceeds of the Special Dividend), (B) a consolidating balance sheet of the Company and its Subsidiaries as at December 31, 2008 and related consolidating profit and loss statements, and statement of cash flows (in each case eliminating the results of the Spin Entity and its Subsidiaries and giving pro forma effect to the

Transaction and any debt repurchases or retirements to be consummated using proceeds of the Special Dividend) for the six months then ended, and (C) consolidating profit and loss statements, and statement of cash flows (in each case eliminating the results of the Spin Entity and its Subsidiaries and giving pro forma effect to the Transaction and any debt repurchases or retirements to be consummated using proceeds of the Special Dividend) for the six month period ended December 31, 2007, in form reasonably acceptable to the Administrative Agent, and prepared in accordance with Agreement Accounting Principles, it being understood that such statements will be Company-prepared and unaudited;

(iv)	in addition to the items referred to in clause (iii), any other financial statements and financial projections that may be provided by or on behalf of the Company to S&P or Moody’s in connection with their ratings analysis with respect to the Transaction;

(v)	Company-prepared financial projections for the Company and its Subsidiaries for the fiscal year ended June 30, 2010, which shall not include the results of the Spin-Entity but shall give pro forma effect to the Transaction and any debt repurchases or retirements to be consummated using proceeds of the Special Dividend, all in the same form and substance as any delivered to S&P and Moody’s in connection with their ratings analysis and in form reasonably acceptable to the Administrative Agent;

(vi)	evidence reasonably satisfactory to the Administrative Agent and the Lenders that Consolidated EBITDA for the Company and its Subsidiaries on a consolidated basis (eliminating the results of the Spin Entity and its Subsidiaries and giving pro forma effect to the Transaction and any debt repurchases or retirements to be consummated using proceeds of the Special Dividend), measured for the period of four consecutive fiscal quarters ended December 31, 2008 and based on the financial statements delivered pursuant to Section 3(a)(iii) above, is at least $1.3 billion. For purposes of this Section 3(a)(vi), “Consolidated EBITDA” shall be measured as of the subject period referred to above and shall otherwise have the meaning assigned to such term in Section 1(c) hereof; all other capitalized terms used therein shall have the meanings assigned to such terms in Section 1(c) of this Amendment;

(vii)

evidence reasonably satisfactory to the Administrative Agent and the Lenders that the Consolidated Leverage Ratio for the Company and its Subsidiaries on a consolidated basis (eliminating the results of the Spin Entity and its Subsidiaries and giving pro forma effect to the Transaction and any debt repurchases or retirements to be consummated using proceeds of the Special Dividend), measured for the period of four consecutive fiscal quarters ended December 31, 2008 and based on the financial statements delivered pursuant to Section 3(a)(iii) above, does not exceed 2.30 to 1.00. For purposes of this Section 3(a)(vii), “Consolidated Leverage Ratio” shall be measured as of the subject period referred to above and shall otherwise have the meaning assigned to such term in Section 1(c) hereof; all other capitalized terms used therein shall have the meanings assigned to such terms in Section 1(c) of this Amendment; and

(b)	(i) An upfront fee to each Lender delivering its executed signature page to this Amendment by 5:00 p.m. (New York, New York time) on April 16, 2009 shall have been paid to the Administrative Agent, for the account of each such Lender, in an amount equal to twenty basis points (20 “bps”) multiplied by each such Lender’s Commitment immediately prior to the date of this Amendment; and (ii) all reasonable fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent estimated to date) shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

4.	Effectiveness of Sections 1(c) through 1(j); Conditions Precedent. The parties hereto agree that the amendments set forth in Sections 1(c) through 1(j) above shall not be effective until the date on which the Company consummates the Transaction.

5.	Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Company represents and warrants to the Administrative Agent and such Lenders as follows:

(a)	The representations and warranties made by it in Article V of the Credit Agreement and in each of the Loan Documents are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date;

(b)	Since the date of the most recent financial reports of the Company delivered pursuant to Section 6.1 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c)	As of the date hereof, there are no Subsidiary Borrowers;

(d)	This Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(e)	No Default or Unmatured Default has occurred and is continuing.

6.	Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 8.2 of the Credit Agreement.

7.	Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

8.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

9.	Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Article XV of the Credit Agreement.

10.	Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

11.	References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

12.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each Lender, and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 12.1 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

CARDINAL HEALTH, INC.

By:	/s/ Linda S. Harty
Name:	Linda S. Harty
Title:	EVP, Treasurer

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Angela Lau
Name:	Angela Lau
Title:	Assistant Vice President

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Zubin R. Shroff
Name:	Zubin R. Shroff
Title:	Vice President

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Diane M. Faunda
Name:	Diane M. Faunda
Title:	Senior Vice President

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

BARCLAYS BANK PLC, as a Lender

By:	/s/ Alicia Borys
Name:	Alicia Borys
Title:	Assistant Vice President

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Melissa James
Name:	Melissa James
Title:	Authorized Signatory

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Frederick W. Laird
Name:	Frederick W. Laird
Title:	Managing Director

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

ABN AMRO BANK N.V., as a Lender

By:	/s/ Mary Pope
Name:	Mary Pope
Title:	Assistant Vice President

/s/ Brendan Korb
Brendan Korb
Director

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

WILLIAM STREET COMMITMENT CORPORATION, as a Lender
(Recourse only to the assets of William Street Commitment Corporation)

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Assistant Vice President

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Marie Haddad
Name:	Marie Haddad
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Paula Czach
Name:	Paula Czach
Title:	Director

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

THE BANK OF TOKYO – MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Victor Pierzchalski
Name:	Victor Pierzchalski
Title:	Authorized Signatory

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

INTESA SANPAOLO S.P.A., as a Lender

By:	/s/ Lucca Sacchi
Name:	Lucca Sacchi
Title:	VP

INTESA SANPAOLO S.P.A., as a Lender

By:	/s/ Francesco Di Marlo
Name:	Francesco Di Marlo
Title:	EVP, Credit Manager

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

FIFTH THIRD BANK, as a Lender

By:	/s/ Matthew D. Mazza
Name:	Matthew D. Mazza
Title:	Vice President

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

NATIONAL CITY BANK, as a Lender

By:	/s/ Thomas E. Redmond
Name:	Thomas E. Redmond
Title:	Senior Vice President

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Richard C. Munsick
Name:	Richard C. Munsick
Title:	SVP

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

SUNTRUST BANK, as a Lender

By:	/s/ Subhadra Shrivastava
Name:	Subhadra Shrivastava
Title:	Vice President

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrea S. Chen
Name:	Andrea S. Chen
Title:	Vice President

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

US BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nathan M. Hall
Name:	Nathan M. Hall
Title:	AVP

Amendment No. 1 to Credit Agreement and Limited Consent

Signature Page

Exhibit A

SCHEDULE 4

PRICING SCHEDULE

The Applicable Margin shall be as determined by the matrix below:

	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status

Reference Rating S&P/Moody’s/Fitch	> A/A2/A	A-/A3/A-	BBB+/ Baa1/ BBB+	BBB/ Baa2/ BBB	BBB-/ Baa3/ BBB-	< BB+/ Ba1/ BB+

Facility Fee	15.0 bps	20.0 bps	25.0 bps	30.0 bps	35.0 bps	50.0 bps

Eurocurrency Rate Applicable Margin and LC Fee	100.0 bps	105.0 bps	125.0 bps	145.0 bps	190.0 bps	225.0 bps

All-in Drawn Cost	115.0 bps	125.0 bps	150.0 bps	175.0 bps	225.0 bps	275.0 bps

For the purpose of this Pricing Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Level I Status” exists at any date if, on such date, the Company’s Moody’s Rating is A2 or better / the Company’s S&P Rating is A or better / the Company’s Fitch Rating is A or better.

“Level II Status” exists at any date if, on such date, the Company has not qualified for Level I Status / the Company’s Moody’s Rating is A3 or better / the Company’s S&P Rating is A- or better / the Company’s Fitch Rating is A- or better.

“Level III Status” exists at any date if, on such date, the Company has not qualified for Level I Status or Level II Status / the Company’s Moody’s Rating is Baa1 or better / the Company’s S&P Rating is BBB+ or better / the Company’s Fitch Rating is BBB+ or better.

“Level IV Status” exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status or Level III Status / the Company’s Moody’s Rating is Baa2 or better / the Company’s S&P Rating is BBB or better / the Company’s Fitch Rating is BBB or better.

“Level V Status” exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status / the Company’s Moody’s Rating is Baa3 or better / the Company’s S&P rating is BBB- or better / the Company’s Fitch rating is BBB- or better.

“Level VI Status” exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

The Applicable Margin shall be determined in accordance with the foregoing table based on the Company’s Status as determined from its then-current Moody’s, S&P and Fitch Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Company does not have a rating from at least one of S&P, Moody’s or Fitch, Level VI Status shall exist.

In the event that a split occurs between the three (3) ratings, then the following shall apply:

(a) if two (2) of the three (3) ratings established by or deemed to have been established by S&P, Moody’s or Fitch fall within the same Level, but one (1) rating falls within a different Level, the Applicable Margin shall be based upon the two (2) ratings that fall within the same Level; and

(b) if all three (3) ratings established by or deemed to have been established by S&P, Moody’s or Fitch each fall within a different Level, the Applicable Margin shall be based upon the middle rating of the three (3).

In the event that the Company has only two (2) ratings and a split occurs between these ratings, then the following shall apply:

(a) if the two (2) ratings established by or deemed to have been established by S&P, Moody’s or Fitch differ by one Level, the Applicable Margin shall be based upon the higher rating of the two (2); and

(b) if the two (2) ratings established by or deemed to have been established by S&P, Moody’s or Fitch differ by more than one Level, the Applicable Margin shall be based upon a rating that would be one Level (with Level I being the highest Level and Level VI being the lowest level) higher than the lower rating.

“Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Company’s senior unsecured long-term debt securities without third-party credit enhancement.

“S&P Rating” means, at any time, the rating issued by S&P, and then in effect with respect to the Company’s senior unsecured long-term debt securities without third-party credit enhancement.

“Fitch Rating” means, at any time, the rating issued by Fitch and then in effect with respect to the Company’s senior unsecured long-term debt securities without third-party credit enhancement.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

Exhibit B

FORM OF COMPLIANCE CERTIFICATE

Date:

Bank of America, N.A.,

as Administrative Agent

Ladies and Gentlemen:

This notice serves to confirm that, to the best of my knowledge, Cardinal Health, Inc. (the “Company”) has observed or performed in all material respects all of the covenants, conditions and agreements contained in the Five-Year Credit Agreement, dated as of January 24, 2007 (as amended, restated, supplemented or otherwise modified from time to time) among the Company, certain subsidiaries of the Company named therein, Bank of America, N.A., as Administrative Agent, LC Issuer and Swingline Lender, and the lenders party thereto from time to time.

As of the date hereof, no Default or Unmatured Default has occurred and is continuing.

The calculations of the maximum Consolidated Leverage Ratio and the minimum Consolidated Interest Coverage Ratio are attached on Schedule 1.

Sincerely,

[Chief Financial Officer / Treasurer]

Schedule 1

Calculations